Exhibit 10.1
Execution Version
CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT
BY AND AMONG
WILLIAMS ENERGY SERVICES, LLC,
WILLIAMS FIELD SERVICES COMPANY, LLC,
WILLIAMS FIELD SERVICES GROUP, LLC,
WILLIAMS PARTNERS GP LLC,
WILLIAMS PARTNERS L.P.
AND
WILLIAMS PARTNERS OPERATING LLC
DATED AS OF DECEMBER 13, 2006

i

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT
     THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT (this “Agreement”) dated as of December 13, 2006, is made and entered into by and among Williams Energy Services, LLC, a Delaware limited liability company (“WES”), Williams Field Services Company, LLC, a Delaware limited liability company (“WFSC”), Williams Field Services Group, LLC, a Delaware limited liability company (“WFSG”), Williams Partners GP LLC, a Delaware limited liability company (the “General Partner” and, together with WES, WFSC and WFSG, the “Transferor Parties”), Williams Partners L.P., a Delaware limited partnership (the “Partnership”), and Williams Partners Operating LLC, a Delaware limited liability company (the “Operating Company”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Certain capitalized terms used are defined in Article I hereof.
RECITALS
     WHEREAS, the Transferor Parties desire to contribute a 74.9% limited liability company membership interest in Williams Four Corners LLC, a Delaware limited liability company (“Four Corners”), to the Partnership pursuant to the terms of the Purchase Agreement (as defined below) and this Agreement, and the Partnership desires to accept all of such interest in accordance with the terms of such agreements;
     WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, and to effect the intent of the Parties in connection with the consummation of the transactions contemplated hereby, the following action has been taken prior to the date hereof:
1.	WES, WFSG, WFSC, the General Partner, the Partnership and the Operating Company entered into that certain Purchase and Sale Agreement, dated November 16, 2006 (the “Purchase Agreement”), pursuant to which the Transferor Parties agreed to contribute a 74.9% limited liability company membership interest in Four Corners (the “Subject Interest”) to the Partnership.
     WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following shall occur:
1.	WFSC shall distribute the Subject Interest to WFSG.

2.	WFSG shall distribute the Subject Interest to WES.

3.	WES shall contribute the Subject Interest to the General Partner as a contribution to the capital of the General Partner.

4.	The General Partner shall contribute the Subject Interest to the Partnership as a contribution to the capital of the Partnership.

5.	As consideration for the contribution of the Subject Interest by the General Partner to the Partnership, the Partnership shall (i) pay the Cash Consideration (as defined below) to the General Partner, (ii) increase the capital account of the General Partner by the Additional GP Interest (as defined below) and (iii) issue the Additional General Partner Units (as defined below) to the General Partner.
6.	The Partnership shall contribute the Subject Interest to the Operating Company as a contribution to the capital of the Operating Company.
     NOW THEREFORE, in consideration of their mutual undertakings and agreements set forth herein and in the Purchase Agreement, the Parties undertake and agree as follows:
ARTICLE I
DEFINITIONS; RECORDATION
     1.1 Definitions. The following capitalized terms have the meanings given below.
     “Additional General Partner Units” has the meaning assigned to such term in the Purchase Agreement.
     “Additional GP Interest” has the meaning assigned to such term in the Purchase Agreement.
     “affiliate” means, with respect to a specified person, any other person controlling, controlled by or under common control with that first person. As used in this definition, the term “control” includes (i) with respect to any person having voting securities or the equivalent and elected directors, managers or persons performing similar functions, the ownership of or power to vote, directly or indirectly, voting securities or the equivalent representing 50% or more of the power to vote in the election of directors, managers or persons performing similar functions, (ii) ownership of 50% or more of the equity or equivalent interest in any person and (iii) the ability to direct the business and affairs of any person by acting as a general partner, manager or otherwise.
     “Agreement” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Buyer Financing Transactions” has the meaning assigned to such term in the Purchase Agreement.
     “Cash Consideration” has the meaning assigned to such term in the Purchase Agreement.
     “Effective Date” means December 13, 2006.
     “Four Corners” has the meaning assigned to such term in the recitals.
     “General Partner” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Laws” means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court.

     “Operating Company” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Partnership” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership, dated as of August 23, 2005, of the Partnership, as amended by Amendment No. 1 thereto, dated August 7, 2006, Amendment No. 2 thereto, dated August 23, 2006, and Amendment No. 3, dated December 13, 2006.
     “Party and Parties” have the meanings assigned to such terms in the first paragraph of this Agreement.
     “Prospectus Supplement” means the prospectus supplement dated December 6, 2006 (File No. 333-137562) and filed by the Partnership with the Securities and Exchange Commission in connection with the Buyer Financing Transactions.
     “Purchase Agreement” has the meaning assigned to such term in the recitals.
     “Subject Interest” has the meaning assigned to such term in the recitals.
     “Subject Liabilities” means all obligations and liabilities relating to the Subject Interest.
     “Transferor Parties” has the meaning assigned to such term in the first paragraph of this Agreement.
     “WES” has the meaning assigned to such term in the first paragraph of this Agreement.
     “WFSC” has the meaning assigned to such term in the first paragraph of this Agreement.
     “WFSG” has the meaning assigned to such term in the first paragraph of this Agreement.
ARTICLE II
CONCURRENT TRANSACTIONS
     2.1 Distribution by WFSC of the Subject Interest to WFSG. WFSC hereby grants, distributes, transfers, assigns and conveys to WFSG, its successors and assigns, for its and their own use forever, the Subject Interest and WFSG hereby accepts the distribution of the Subject Interest from WFSC.
     TO HAVE AND TO HOLD the Subject Interest unto WFSG, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.
     2.2 Distribution by WFSG of the Subject Interest to WES. WFSG hereby grants, distributes, transfers, assigns and conveys to WES, its successors and assigns, for its and their own use forever, the Subject Interest and WES hereby accepts the distribution of the Subject Interest from WFSG.
     TO HAVE AND TO HOLD the Subject Interest unto WES, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.
     2.3 Contribution by WES of the Subject Interest to the General Partner. WES hereby grants, contributes, transfers, assigns and conveys to the General Partner, its successors and assigns, for its and their own use forever, the Subject Interest and the General Partner hereby accepts the Subject Interest from WES, as a contribution by WES to the capital of the General Partner.
     TO HAVE AND TO HOLD the Subject Interest unto the General Partner, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.
     2.4 Contribution by the General Partner of the Subject Interest to the Partnership. The General Partner hereby grants, contributes, transfers, assigns and conveys to the Partnership, its successors and assigns, for its and their own use forever, the Subject Interest, and the Partnership hereby accepts the Subject Interest from the General Partner, as a contribution by the General Partner to the capital of the Partnership.
     TO HAVE AND TO HOLD the Subject Interest unto the Partnership, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.
     2.5 Distribution of Cash Consideration. The Parties acknowledge that the Partnership has distributed to the General Partner the Cash Consideration. The General Partner hereby acknowledges receipt of the Cash Consideration.
     2.6 Increase in Capital Account of the General Partner. The Parties acknowledge that the capital account of the General Partner has been increased by an amount equal to the amount of the Additional GP Interest.
     2.7 Distribution of Additional General Partner Units. The Parties acknowledge that the Partnership has issued the Additional General Partner Units to the General Partner. The General Partner acknowledges the receipt of such Additional General Partner Units.
     2.8 Contribution by the Partnership of the Subject Interest to the Operating Company. The Partnership hereby grants, contributes, transfers, assigns and conveys to the Operating Company, its successors and assigns, for its and their own use forever, the Subject Interest, and the Operating Company hereby accepts the Subject Interest from the Partnership as a contribution by the Partnership to the capital of the Operating Company.
     TO HAVE AND TO HOLD the Subject Interest unto the Operating Company, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.
ARTICLE III
ASSUMPTION OF CERTAIN LIABILITIES
     3.1 Assumption of Subject Liabilities by WFSG. In connection with the distribution by WFSC of the Subject Interest to WFSG, as set forth in Section 2.1 above, WFSG hereby assumes and agrees to duly and timely pay, perform and discharge all of the Subject Liabilities, to the full extent that WFSC has been heretofore or would have been in the future obligated to pay, perform and discharge the Subject Liabilities were it not for such distribution and the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Subject Liabilities shall not (i) increase the obligation of WFSG with respect to the Subject Liabilities beyond that of WFSC, (ii) waive any valid defense that was available to WFSC with respect to the Subject Liabilities or (iii) enlarge any rights or remedies of any third party under any of the Subject Liabilities.
     3.2 Assumption of Subject Liabilities by WES. In connection with the distribution by WFSG of the Subject Interest to WES, as set forth in Section 2.2 above, WES hereby assumes and agrees to duly and timely pay, perform and discharge all of the Subject Liabilities, to the full extent that WFSG has been heretofore or would have been in the future obligated to pay, perform and discharge the Subject Liabilities were it not for such distribution and the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Subject Liabilities shall not (i) increase the obligation of WES with respect to the Subject Liabilities beyond that of WFSG, (ii) waive any valid defense that was available to WFSG with respect to the Subject Liabilities or (iii) enlarge any rights or remedies of any third party under any of the Subject Liabilities.
     3.3 Assumption of Subject Liabilities by the General Partner. In connection with the contribution by WES of the Subject Interest to the General Partner, as set forth in Section 2.3 above, the General Partner hereby assumes and agrees to duly and timely pay, perform and discharge all of the Subject Liabilities, to the full extent that WES has been heretofore or would have been in the future obligated to pay, perform and discharge the Subject Liabilities were it not for such contribution and the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Subject Liabilities shall not (i) increase the obligation of the General Partner with respect to the Subject Liabilities beyond that of WES, (ii) waive any valid defense that was available to WES with respect to the Subject Liabilities or (iii) enlarge any rights or remedies of any third party under any of the Subject Liabilities.
     3.4 Assumption of Subject Liabilities by the Partnership. In connection with the contribution by the General Partner of the Subject Interest to the Partnership, as set forth in Section 2.4 above, the Partnership hereby assumes and agrees to duly and timely pay, perform and discharge all of the Subject Liabilities, to the full extent that the General Partner has been heretofore or would have been in the future obligated to pay, perform and discharge the Subject Liabilities were it not for such contribution and the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Subject Liabilities shall not (i) increase the obligation of the Partnership with respect to the Subject Liabilities beyond that of the General Partner, (ii) waive any valid defense that was available to the General Partner with respect to the Subject Liabilities or (iii) enlarge any rights or remedies of any third party under any of the Subject Liabilities.
     3.5 Assumption of Subject Liabilities by the Operating Company. In connection with the contribution by the Partnership of the Subject Interest to the Operating Company as set forth in Section 2.8 above, the Operating Company hereby assumes and agrees to duly and timely pay, perform and discharge all of the Subject Liabilities, to the full extent that the Partnership has been heretofore or would have been in the future obligated to pay, perform and discharge the Subject Liabilities were it not for such sale and the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Subject Liabilities shall not (i) increase the obligation of the Operating Company with respect to the Subject Liabilities beyond that of the Partnership, (ii) waive any valid defense that was available to the Partnership with respect to the Subject Liabilities or (iii) enlarge any rights or remedies of any third party under any of the Subject Liabilities.
     3.6 General Provisions Relating to Assumption of Liabilities. Notwithstanding anything to the contrary contained in this Agreement including, without limitation, the terms and provisions of this Article III, none of the Parties shall be deemed to have assumed, and the Subject Interest has not and is not being distributed or contributed, as the case may be, subject to, any liens or security interests securing consensual indebtedness covering such Subject Interest, and all such liens and security interests shall be deemed to be excluded from the assumptions of liabilities made under this Article III.
ARTICLE IV
FURTHER ASSURANCES
     4.1 Further Assurances. From time to time after the date hereof, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and (c) to more fully and effectively carry out the purposes and intent of this Agreement.

     4.2 Other Assurances. From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. It is the express intent of the Parties that the Partnership or its subsidiaries own the Subject Interest that is identified in this Agreement and in the Prospectus Supplement.
ARTICLE V
MISCELLANEOUS
     5.1 Order of Completion of Transactions. The transactions provided for in Article II and Article III of this Agreement shall be completed on the Effective Date in the following order:
          First, the transactions provided for in Article II shall be completed in the order set forth therein; and
          Second, the transactions provided for in Article III shall be completed in the order set forth therein.
     5.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.
     5.3 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties signatory hereto and their respective successors and assigns.
     5.4 No Third Party Rights. Except as provided herein, nothing in this Agreement is intended to or shall confer upon any person other than the Parties, and their respective successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement. Notwithstanding anything in this Agreement to the contrary and subject to the terms and provisions of the Partnership Agreement, the General Partner shall have the right, by written notice to the Parties hereto, to assign its rights to receive the Cash Consideration and the General Partner Units hereunder to any of its affiliates.

     5.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.
     5.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the Law of some other jurisdiction, wherein the interests are located, shall apply.
     5.7 Assignment of Agreement. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any Party without the prior written consent of each of the Parties.
     5.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto and affected thereby.
     5.9 Director and Officer Liability. Except to the extent that they are a party hereto, the directors, managers, officers, partners and securityholders of the Parties and their respective affiliates shall not have any personal liability or obligation arising under this Agreement (including any claims that another party may assert).
     5.10 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced under applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.
     5.11 Integration. This Agreement and the instruments referenced herein supersede any and all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement or any such instrument unless it is contained in a written amendment hereto or thereto and executed by the Parties hereto or thereto after the date of this Agreement or such instrument.
     5.12 Effect of Amendment. The Parties ratify and confirm that except as otherwise expressly provided herein, in the event this Agreement conflicts in any way with any instrument of conveyance covering the Subject Interest, the terms and provisions of this Agreement shall control.
[The Remainder of this Page is Intentionally Blank]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

WILLIAMS ENERGY SERVICES, LLC
By:	/s/ Rodney J. Sailor
Rodney J. Sailor
Treasurer

WILLIAMS FIELD SERVICES COMPANY, LLC
By:	/s/ Rodney J. Sailor
Rodney J. Sailor
Assistant Treasurer

WILLIAMS FIELD SERVICES GROUP, LLC
By:	/s/ Rodney J. Sailor
Rodney J. Sailor
Assistant Treasurer

WILLIAMS PARTNERS GP LLC
By:	/s/ Rodney J. Sailor
Rodney J. Sailor
Treasurer

WILLIAMS PARTNERS L.P.

By:	WILLIAMS PARTNERS GP LLC, its General Partner

By:	/s/ Rodney J. Sailor
Rodney J. Sailor
Treasurer

Signature Page to Contribution Agreement

WILLIAMS PARTNERS OPERATING LLC

By:	WILLIAMS PARTNERS L.P., its managing member

By:	WILLIAMS PARTNERS GP LLC, its General Partner

By:	/s/ Rodney J. Sailor
Rodney J. Sailor
Treasurer

Signature Page to Contribution Agreement